                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report: December 23, 2002
                        (Date of earliest event reported)

                    THE PHOENIX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      1-16517                   06-0493340
(State or other                (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of incorporation)

            One American Row, Hartford, Connecticut 06102-5056
               (Address of principal executive offices) (Zip Code)

                               860-403-5000
              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure.

     On December  23, 2002,  The Phoenix  Companies,  Inc.  closed on a new $100 million 364-Day Unfunded  Unsecured  Senior Revolving Credit Facility  replacing its $375 million Master Credit  Facility which was terminated  upon the pay-down of a $125 million  outstanding  balance.  Potential  borrowers on the new credit line are The Phoenix Companies,  Inc., Phoenix  Investment  Partners,  Inc., and
Phoenix  Life  Insurance  Company.   Significant   financial  covenants  include
maintaining,  at all times, a minimum consolidated  stockholders' equity of $1.7 billion, a maximum consolidated  debt-to-capital ratio, as defined, of 30% and a minimum  risk-based  capital ratio of 225% for Phoenix Life  Insurance  Company.
Fleet Securities, Inc. and Bank of Montreal Nesbitt Burns were Co-Lead Arrangers on the new facility.

                                   SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

                                               By: /s/ Scott R. Lindquist
                                               Name: Scott R. Lindquist
                                               Title: Vice President and
                                                      Chief Accounting Officer

Date: December 24, 2002